Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

NEW CHIEF FINANCIAL OFFICER

Minneapolis, MN (September 2, 2008)  —  Winmark Corporation announces today the appointment of Tony Ishaug as the Chief Financial Officer.  Mr. Ishaug was recently Chief Financial Officer and Chief Operating Officer of the Department 56 division of Lenox Group, Inc.  He has served in a variety of accounting, treasury and operational capacities over a twelve-year career at Lenox.

Commenting on this announcement, President of Finance and Administration, Brett D. Heffes stated, “We are thrilled to add someone of Tony’s caliber to our team.  His prior public company experiences will position him well for his role with Winmark.”

Winmark Corporation creates, supports and finances business.  At June 28, 2008, there were 857 franchises in operation under the brands Play It Again Sports®, Once Upon A Child®, Plato’s Closet® and Music Go Round® and there were 56 territories in operation under the Wirth Business Credit® brand.  An additional 50 retail franchises have been awarded but are not open.  In addition, at June 28, 2008, the Company had loans and leases equal to $47.5 million.